Exhibit 99.1

TIPTREE REPORTS SECOND QUARTER AND SIX-MONTH 2021 RESULTS
•Revenues of $299.7 million, an increase of 50.4% from second quarter 2020. Year-to-date revenues of $594.4 million, an increase of 80.7%, driven by growth in insurance and mortgage operations and net realized and unrealized gains in 2021 period compared to losses in 2020 period. Excluding the impact from investment gains and losses, year-to-date revenues increased 34.9% versus prior year.

•Net income for the quarter was $8.0 million, an increase from $3.8 million in 2020. Year-to-date net income of $36.6 million, representing a 20.4% annualized ROAE.

•Adjusted net income of $13.1 million for the quarter, an increase of 24.7% from prior year. Year-to-date adjusted net income of $26.3 million, an increase of 50.7%, driven by improvement in insurance, mortgage and shipping operations. Year-to-date annualized Adjusted ROAE of 13.5%, compared to 9.2% in the prior year period.

•Book value per share of $11.59 as of June 30, 2021, when combined with dividends paid of $0.16 per share, increased 17.9% from the prior year.

•Declared a dividend of $0.04 per share to stockholders of record on August 23, 2021 with a payment date of August 30, 2021.

New York, New York - August 4, 2021 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three and six months ended June 30, 2021.

“Our second-quarter performance was a continuation of positive trends we have experienced over the past year”, said Tiptree Executive Chairman, Michael Barnes. “Fortegra had an extremely strong first half with premium and equivalents growth of 51% while maintaining best-in-class profitability. We continue to believe in the strength of the platform and its ability to produce growth and returns in excess of its peers over the long-term.”

Barnes added, “Our mortgage business had another excellent quarter as the rate environment and home price appreciation continue to be tailwinds. Our shipping business also showed positive results for the quarter based on persistent favorable market conditions, particularly in the dry-bulk sector. Overall, we believe Tiptree is well positioned for the second half of 2021 and going forward.”

($ in thousands, except per share information)	Three Months Ended June 30,		Six Months Ended June 30,
GAAP:	2021	2020	2021	2020
Total revenues	$299,687	$199,194	$594,375	$328,865
Net income (loss) attributable to common stockholders	$7,969	$3,816	$36,550	$(56,191)
Diluted earnings per share	$0.22	$0.10	$1.05	$(1.64)
Cash dividends paid per common share	$0.04	$0.04	$0.08	$0.08
Return on average equity	9.0%	5.1%	20.4%	(29.6)%

Non-GAAP: (1)
Adjusted net income	$13,125	$10,526	$26,280	$17,433
Adjusted return on average equity	13.1%	12.2%	13.5%	9.2%
Book value per share	$11.59	$9.97	$11.59	$9.97
____________________________
(1) For information relating to Adjusted net income, Adjusted return on average equity and book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Thursday, August 5, 2021 at 9:00 a.m. Eastern Time to discuss its second quarter 2021 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, August 5, 2021 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, August 12, 2021. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13720336.

Segment Financial Highlights - Second Quarter and Year-to-date 2021

Insurance (Fortegra Group):
•The Fortegra Group crossed a significant milestone with over $2.0 billion in trailing twelve month gross written premiums and premium equivalents (GWPPE), delivering a 23.8% CAGR since 2017.

•GWPPE of $571.5 million in the second quarter, an increase of 79.2% from the prior year period. Year-to-date GWPPE of $1,076.5 million, up 51.3%, driven by robust 49.6% organic growth across all lines of business.

•Total revenues of $252.3 million, up 52.9% compared to second quarter 2020. Year-to-date revenues of $474.8 million, up 54.0%, driven by growth in domestic admitted and surplus insurance lines, as well as continued growth in fee-based warranty programs. Excluding the impact of realized and unrealized gains and losses, revenues increased by 37.5% over the prior year-to-date period.

•The combined ratio for the quarter was 92.1%, consistent with the prior year. The year-to-date 2021 combined ratio was 91.8%, compared to 92.9% in the prior year period. Technology efficiencies contributed to an improved expense ratio, while the underwriting ratio remained stable.

•Income before taxes of $14.7 million, up 4.4% as compared to second quarter 2020. Year-to-date 2021 income before taxes of $36.2 million compared to a loss before taxes of $13.0 million for the prior year period. Annualized return on average equity was 19.4% for year-to-date 2021, as compared to (5.9)% in 2020.

•Adjusted net income for the quarter was $14.1 million, up 56.8% from the prior year period. Adjusted net income year-to-date was $26.9 million, up 51.6%, driven by revenue growth and an improved combined ratio. The adjusted return on average equity was 18.3% for year-to-date 2021, as compared to 12.8% in 2020.

•The combination of unearned premiums and deferred revenues on the balance sheet of $1,441.1 million grew by $408.5 million, or 39.6%, from June 30, 2020 to June 30, 2021 as a result of Fortegra’s growth in GWPPE.

Mortgage:
•Income before taxes of $5.8 million compared to $7.4 million second quarter 2020. Year-to-date income before taxes of $18.9 million, as compared to $6.3 million in the prior year.

•Adjusted net income of $11.5 million, an increase of $3.9 million from second quarter 2020. The increase was driven by growth in volumes and margins resulting from reduced interest rates and home price appreciation. Adjusted return on average equity was 34.3%.

Results by Segment

We classify our business into two reportable segments, Insurance and Mortgage, with the remainder of our operations aggregated into Tiptree Capital - Other. Corporate activities include holding company interest expense, corporate employee compensation and benefits, and other expenses, including, but not limited to, public company expenses. The following table present summary financial data for the three and six months ended June 30, 2021 and 2020.

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Insurance	$252,255	$164,954	$474,818	$308,294
Mortgage	25,272	28,812	59,766	45,032
Tiptree Capital - other	22,160	5,428	59,791	(24,461)
Corporate	—	—	—	—
Total revenues	$299,687	$199,194	$594,375	$328,865

Income (loss) before taxes:
Insurance	$14,704	$14,088	$36,232	$(13,029)
Mortgage	5,775	7,405	18,852	6,315
Tiptree Capital - other	2,620	(9,188)	17,614	(54,429)
Corporate	(11,624)	(7,871)	(21,831)	(16,174)
Total income (loss) before taxes	$11,475	$4,434	$50,867	$(77,317)

Non-GAAP - Adjusted net income:
Insurance	$14,091	$8,988	$26,867	$17,724
Mortgage	4,059	7,427	11,524	7,623
Tiptree Capital - other	2,064	(221)	2,631	3,070
Corporate	(7,089)	(5,668)	(14,742)	(10,984)
Total adjusted net income (1)	$13,125	$10,526	$26,280	$17,433
(1)     For further information relating to the Company’s Adjusted net income, including a reconciliation to GAAP income (loss) before taxes, see “—Non-GAAP Reconciliations.”

The table below provides a break down between net realized and unrealized gains and losses from Invesque and other securities which impacted our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods. Our fixed income securities are primarily marked to market through AOCI in stockholders’ equity and do not impact net realized and unrealized gains and losses until they are sold.

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net realized and unrealized gains (losses)(1)	$3,397	$6,211	$13,612	$(18,580)
Net realized and unrealized gains (losses) - Invesque	$169	$(11,891)	$16,812	$(70,604)
(1)    Excludes Invesque and Mortgage realized and unrealized gains and losses.

Non-GAAP

Management uses Adjusted net income and book value per share as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our principal operating business, Fortegra, is a specialty insurance underwriter and service provider, which focuses on niche business lines and fee-oriented services. We also allocate capital to a diverse group of businesses and investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	June 30, 2021	December 31, 2020
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$447,300	$377,133
Loans, at fair value	97,405	90,732
Equity securities	204,539	123,838
Other investments	206,188	219,701
Total investments	955,432	811,404
Cash and cash equivalents	141,661	136,920
Restricted cash	36,275	58,355
Notes and accounts receivable, net	394,348	370,452
Reinsurance receivables	762,751	728,009
Deferred acquisition costs	306,622	229,430
Goodwill	179,236	179,236
Intangible assets, net	130,429	138,215
Other assets	164,455	162,034
Assets held for sale	140,348	181,705
Total assets	$3,211,557	$2,995,760

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$381,871	$366,246
Unearned premiums	968,580	860,690
Policy liabilities and unpaid claims	285,640	233,438
Deferred revenue	472,610	399,211
Reinsurance payable	230,590	224,660
Other liabilities and accrued expenses	333,935	362,865
Liabilities held for sale	133,282	175,112
Total liabilities	$2,806,508	$2,622,222

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 33,395,395 and 32,682,462 shares issued and outstanding, respectively	33	33
Additional paid-in capital	314,983	315,014
Accumulated other comprehensive income (loss), net of tax	2,689	5,674
Retained earnings	69,313	35,423
Total Tiptree Inc. stockholders’ equity	387,018	356,144
Non-controlling interests	18,031	17,394
Total stockholders’ equity	405,049	373,538
Total liabilities and stockholders’ equity	$3,211,557	$2,995,760

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Earned premiums, net	$176,958	$107,255	$323,877	$228,576
Service and administrative fees	63,700	42,865	121,750	86,589
Ceding commissions	3,080	4,535	6,105	11,060
Net investment income	3,234	2,292	6,001	5,780
Net realized and unrealized gains (losses)	36,092	30,110	105,463	(32,331)
Other revenue	16,623	12,137	31,179	29,191
Total revenues	299,687	199,194	594,375	328,865
Expenses:
Policy and contract benefits	89,193	49,147	156,367	110,023
Commission expense	99,543	67,903	188,188	138,304
Employee compensation and benefits	45,693	40,678	98,617	79,179
Interest expense	8,981	7,646	18,233	15,197
Depreciation and amortization	6,208	4,371	12,142	8,234
Other expenses	38,594	25,015	69,961	55,245
Total expenses	288,212	194,760	543,508	406,182
Income (loss) before taxes	11,475	4,434	50,867	(77,317)
Less: provision (benefit) for income taxes	2,427	(5)	11,179	(21,186)
Net income (loss)	9,048	4,439	39,688	(56,131)
Less: net income (loss) attributable to non-controlling interests	1,079	623	3,138	60
Net income (loss) attributable to common stockholders	$7,969	$3,816	$36,550	$(56,191)

Net income (loss) per common share:
Basic earnings per share	$0.24	$0.11	$1.10	$(1.64)
Diluted earnings per share	$0.22	$0.10	$1.05	$(1.64)

Weighted average number of common shares:
Basic	32,898,769	33,984,195	32,661,195	34,269,096
Diluted	33,567,897	33,984,195	34,842,812	34,269,096

Dividends declared per common share	$0.04	$0.04	$0.08	$0.08

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended June 30, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$14,704	$5,775	$2,620	$(11,624)	$11,475
Less: Income tax (benefit) expense	(3,334)	(1,366)	(34)	2,307	(2,427)
Less: Net realized and unrealized gains (losses)(1)	(2,808)	(600)	(142)	—	(3,550)
Plus: Intangibles amortization (2)	3,835	—	—	—	3,835
Plus: Stock-based compensation expense	500	166	4	479	1,149
Plus: Non-recurring expenses	1,834	—	281	2,171	4,286
Plus: Non-cash fair value adjustments	—	—	(695)	—	(695)
Less: Tax on adjustments	(640)	84	30	(422)	(948)
Adjusted net income	$14,091	$4,059	$2,064	$(7,089)	$13,125

Adjusted net income	$14,091	$4,059	$2,064	$(7,089)	$13,125
Average stockholders’ equity	$281,041	$72,364	$121,129	$(73,310)	$401,223
Adjusted return on average equity	20.1%	22.4%	6.8%	NM%	13.1%

	Three Months Ended June 30, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$14,088	$7,405	$(9,188)	$(7,871)	$4,434
Less: Income tax (benefit) expense	(2,785)	(1,746)	2,059	2,477	5
Less: Net realized and unrealized gains (losses)(1)	(5,635)	1,471	9,841	—	5,677
Plus: Intangibles amortization (2)	2,534	—	—	—	2,534
Plus: Stock-based compensation expense	492	896	7	657	2,052
Plus: Non-recurring expenses	44	—	—	41	85
Plus: Non-cash fair value adjustments	—	—	(871)	—	(871)
Less: Tax on adjustments	250	(599)	(2,069)	(972)	(3,390)
Adjusted net income	$8,988	$7,427	$(221)	$(5,668)	$10,526

Adjusted net income	$8,988	$7,427	$(221)	$(5,668)	$10,526
Average stockholders’ equity	$279,013	$36,646	$119,506	$(89,402)	$345,763
Adjusted return on average equity	12.9%	81.1%	(0.7)%	NM%	12.2%

Notes
(1)	Results for the three months ended June 30, 2021 included $16 of incentive fees paid with respect to specific unrealized and realized gains that are added-back to Adjusted net income.
(2)	Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

	Six Months Ended June 30, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$36,232	$18,852	$17,614	$(21,831)	$50,867
Less: Income tax (benefit) expense	(7,763)	(4,462)	(2,941)	3,987	(11,179)
Less: Net realized and unrealized gains (losses)(1)	(12,432)	(4,020)	(13,908)	—	(30,360)
Plus: Intangibles amortization (2)	7,669	—	—	—	7,669
Plus: Stock-based compensation expense	872	331	12	999	2,214
Plus: Non-recurring expenses	2,104	—	281	2,171	4,556
Plus: Non-cash fair value adjustments	—	—	(1,352)	—	(1,352)
Less: Tax on adjustments	185	823	2,925	(68)	3,865
Adjusted net income	$26,867	$11,524	$2,631	$(14,742)	$26,280

Adjusted net income	$26,867	$11,524	$2,631	$(14,742)	$26,280
Average stockholders’ equity	$292,865	$67,292	$113,430	$(84,295)	$389,292
Adjusted return on average equity	18.3%	34.3%	4.6%	NM%	13.5%

	Six Months Ended June 30, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$(13,029)	$6,315	$(54,429)	$(16,174)	$(77,317)
Less: Income tax (benefit) expense	4,878	(1,231)	11,731	5,808	21,186
Less: Net realized and unrealized gains (losses)	27,968	2,819	58,396	—	89,183
Plus: Intangibles amortization (2)	4,702	—	—	—	4,702
Plus: Stock-based compensation expense	843	896	158	1,826	3,723
Plus: Non-recurring expenses	2,239	—	—	448	2,685
Plus: Non-cash fair value adjustments	—	—	(520)	—	(520)
Less: Tax on adjustments	(9,877)	(1,176)	(12,266)	(2,890)	(26,209)
Adjusted net income	$17,724	$7,623	$3,070	$(10,984)	$17,433

Adjusted net income	$17,724	$7,623	$3,070	$(10,984)	$17,433
Average stockholders’ equity	277,900	36,934	143,720	(79,252)	379,302
Adjusted return on average equity	12.8%	41.3%	4.3%	NM%	9.2%
___________________________

Notes
(1)	Results for the three months ended June 30, 2021 included $64 of incentive fees paid with respect to specific unrealized and realized gains that are added-back to Adjusted net income.
(2)	Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of June 30,
	2021	2020
Total stockholders’ equity	$405,049	$347,189
Less: Non-controlling interests	18,031	11,368
Total stockholders’ equity, net of non-controlling interests	$387,018	$335,821

Total common shares outstanding	33,395	33,676

Book value per share	$11.59	$9.97